EXHIBIT I

CHINA VOIP & DIGITAL TELECOM INC.

CONVERSION NOTICE

Reference is made to the Amended and Restated Senior Secured Convertible Note (the "Note") issued to the undersigned by CHINA VOIP & DIGITAL TELECOM INC. (the "Company"). In accordance with and pursuant to the Note, the undersigned hereby elects to convert the Conversion Amount (as defined in the Note) of the Note indicated below into shares of Common Stock par value $0,001 per share (the "Common Stock") of the Company, as of the date specified below.

Date of Conversion:      April 17, 2009
Aggregate Conversion Amount to be converted: $10,000

Please confirm the following information:

Conversion Price:   $.0375

Number of shares of Common Stock to be issued: 266,904

Please issue the Common Stock into which the Note is being converted in the following name and to the following address:

issue to:        Credit Suisse Securities(USA) llC

11 Madison Avenue, New York, New York 10010

Facsimile Number: 212 603 5710

Authorization:

By:               Ken Glassman

Title:    Senior Managing Director

 Dated:

Account Number: 355
(if electronic book entry transfer)
Transaction Code Number:                                                              737420
(if electronic book entry transfer)

SRZ-10741570.3

ACKNOWLEDGMENT

The Company hereby acknowledges this Conversion Notice and hereby directs Integrity Stock Transfer to issue the above indicated number of shares of Common Stock in accordance with the Transfer Agent Instructions dated November, 2008 from the Company and acknowledged and agreed to by Integrity Stock Transfer.
CHINA VOIP & DIGITAL TELECOM INC.
By:
Name: Title:

SRZ-1074I570.3